Contact:	Marissa Vidaurri
Head of Investor Relations
(512) 683-5215

NI Reports Record Revenue for a Second Quarter, up 14 Percent YOY
Company reaffirms guidance for full year 2022 and increases expectations for full year 2023

Q2 2022 Summary
•	Record GAAP revenue for a second quarter of $396 million, up 14 percent year over year
•	Record orders for a second quarter, up 20 percent year over year
•	Strong diluted GAAP EPS of $0.09 and diluted non-GAAP EPS of $0.36
•	Cash and cash equivalents of $111 million as of June 30, 2022

AUSTIN, Texas - July 28, 2022 - National Instruments Corporation (Nasdaq: NATI) today announced Q2 2022 revenue of $396 million, up 14 percent year over year, a record for a second quarter.

In Q2 2022, the total value of the company's orders was up 20 percent year over year. For Q2, year over year orders were up 33 percent in the Americas, up 16 percent in APAC, and up 7 percent in EMEA.

In Q2, GAAP gross margin was 68 percent and non-GAAP gross margin was 71 percent. Total GAAP operating expenses were $247 million and non-GAAP operating expenses were $218 million. GAAP operating income for Q2 was $21 million with non-GAAP operating income of $61 million. In Q2, GAAP operating margin was 5 percent with non-GAAP operating margin of 15 percent.

GAAP net income for Q2 was $12 million and non-GAAP net income was $48 million, with GAAP diluted EPS of $0.09 and non-GAAP diluted EPS of $0.36.

“NI has delivered strong performance over the last several quarters, driven by our highly differentiated technologies and offerings targeted at segments with powerful growth drivers, including electric and autonomous vehicles, wireless communication, and new space technology. We believe our focused strategy is leading to ongoing share gains,” said Eric Starkloff, NI President and CEO. “Momentum continued in the second quarter with orders up 20 percent year over year and revenue up 14 percent year over year. These results bring us increased confidence in achieving revenue growth and earnings per share in line with current consensus estimates."

“We continue to see the benefits of the actions we have taken to increase scale into our business model. Despite the temporary headwinds to gross margin, we have improved diluted non-GAAP EPS by 15 percent year over year in the first half of 2022. Looking ahead, we will continue to sharpen our focus on making intentional investments for growth and on streamlining processes for greater efficiency,” said Karen Rapp, NI CFO. "With many key initiatives underway, we are confident in our ability to deliver on our commitment to non-GAAP operating margin improvement. Even in a potential recessionary environment, we now expect to increase our non-GAAP operating margin by 300 basis points in 2023, followed by 100 basis points of additional improvement each year through 2025.”

As of June 30, 2022, NI had $111 million in cash and cash equivalents. During the second quarter, NI paid $37 million in dividends and repurchased approximately 987,000 shares of our common stock at an average price of $39.06 per share. The NI Board of Directors approved a quarterly dividend of $0.28 per share payable on August 29, 2022, to stockholders of record on August 8, 2022.
NI's non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Reconciliations of the NI's GAAP and non-GAAP results are included as part of this news release.

YTD 2022 Summary
•	Record GAAP revenue of $781 million, up 15 percent year over year
•	Record orders, up 22 percent year over year
•	Strong diluted GAAP EPS of $0.28, up 75 percent year over year and record diluted non-GAAP EPS of $0.77, up 15 percent year over year

Guidance
•	Q3 GAAP revenue to be in the range of $410 million to $440 million, up 16 percent year over year at the midpoint
•	GAAP diluted EPS to be in the range of $0.34 to $0.48 for Q3, up 105 percent year over year at the midpoint
•	Non-GAAP diluted EPS expected to be in the range of $0.46 to $0.60, up 26 percent year over year at the midpoint

Conference Call Information

Today, NI management will host a call with the investment community to discuss the company's financial performance in the second quarter. Investors can listen to the Q2 2022 earnings conference call beginning at 4:00 p.m. CT today. This event will be webcast in listen-only mode. Listeners may log on to the call at www.ni.com/investor-relations under the “Events and Presentations” section and select “Q2 2022 NATI Earnings Conference Call” to participate. The webcast will remain on the company site for 90 days.

Annual Investor Conference

As is our annual tradition, NI management will host an investor conference in September with more details to be shared in the coming weeks. Despite expectations for a weaker macro entering 2023, we believe we have several factors that will drive our performance – our exposure to key growth opportunities and secular cycles, the favorable gross margin impacts as supply chain pressures ease, the growing impact of recurring revenue, and the full year impact of our expense management focus. In fact, our current expectation is for strengthening revenue growth and non-GAAP operating margin growth well above our 100 bps commitment in 2023. We plan to walk through these elements to our model and discuss our 3 year strategic plan at this event.

Non-GAAP Presentation

To supplement NI’s financial statements presented on a GAAP basis, NI has provided non-GAAP financial information, including non-GAAP revenue or net sales, gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin and diluted EPS and non-GAAP guidance for diluted EPS. A reconciliation of the adjustments to GAAP results is included in the tables below. The company is not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available. Additionally, certain non-GAAP financial measures presented on a forward-looking basis, such as non-GAAP operating margin, were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by NI may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including without limitation those statements about our expectations of accelerating growth and progress to meet or exceed our financial targets and long-term financial model, our ability to grow faster than the overall market, our continued momentum across regions and business units, our opportunities to drive growth, profitability and efficiency in our business, confidence in our strategy and the strategic changes made to our business, including the transition to subscription-based licensing model for software offerings, our ability to successfully integrate acquisitions and execute our growth strategy, our ability to turn backlog to revenue, our ability to drive customer demand through focus on high growth opportunities, the impacts of war in Europe, supply chain constraints and software licensing model transition on our financial results, and our guidance and expectations for our Q3 2022 revenue, diluted EPS and non-GAAP diluted EPS, and future operating expenses, backlog, lead times, gross margin, operating margin and tax rate. These statements are subject to a number of risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements.  Risks and uncertainties include without limitation: the global shortage of key components; effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems or cyber-attacks on our systems; the dependency of our product revenue on certain industries and the risk of contractions in such industries; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management, technical personnel and operational employees; our ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our restructuring activities; our exposure to large orders; our shift to more system orders; our ability to effectively manage our operating expenses and meet budget; fluctuations in our quarterly results due to factors outside of our control; our outstanding debt; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; and provisions in charter documents and Delaware law that delay or prevent our acquisition.  In addition, our ability to declare and/or pay declared dividends is subject to compliance with the terms of our existing credit agreement. The company directs readers to its Form 10-K for the year ended December 31, 2021, and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.  All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About NI

At NI, we bring together people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.

National Instruments, NI and ni.com and Engineer Ambitiously are trademarks of National Instruments Corporation. Other product and company names listed are trademarks or trade names of their respective companies. (NATI-F)

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Cash and cash equivalents	$110,873	$211,106
Accounts receivable, net	356,077	341,275
Inventories, net	343,627	289,243
Prepaid expenses and other current assets	122,361	89,925
Total current assets	932,938	931,549
Property and equipment, net	258,155	253,668
Goodwill	603,793	575,992
Intangible assets, net	237,059	220,418
Operating lease right-of-use assets	64,476	58,641
Other long-term assets	71,435	74,717
Total assets	$2,167,856	$2,114,985

Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$91,227	$83,218
Accrued compensation	50,199	111,261
Deferred revenue - current	122,029	137,818
Operating lease liabilities - current	14,813	13,137
Other taxes payable	51,958	59,109
Other current liabilities	44,148	40,671
Total current liabilities	374,374	445,214
Deferred income taxes	16,575	14,249
Income tax payable - non-current	40,646	54,195
Deferred revenue - non-current	42,943	32,822
Operating lease liabilities - non-current	34,520	30,468
Debt - non-current	475,000	300,000
Other long-term liabilities	15,291	14,340
Total liabilities	$999,349	$891,288

Stockholders' equity:
Common stock	1,323	1,323
Additional paid-in capital	1,173,131	1,129,647
Retained earnings	21,533	112,858
Accumulated other comprehensive loss	(27,480)	(20,131)
Total stockholders' equity	1,168,507	1,223,697
Total liabilities and stockholders' equity	$2,167,856	$2,114,985

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net sales:
Product	$354,805	$306,490	$698,489	$601,583
Software maintenance	40,710	40,206	82,281	80,295
Total net sales	395,515	346,696	780,770	681,878

Cost of sales:
Product	123,307	95,722	238,332	187,379
Software maintenance	4,167	3,516	8,370	7,273
Total cost of sales	127,474	99,238	246,702	194,652

Gross profit	268,041	247,458	534,068	487,226
	67.8%	71.4%	68.4%	71.5%
Operating expenses:
Sales and marketing	124,908	111,199	245,064	227,983
Research and development	85,589	81,434	167,750	161,520
General and administrative	36,772	30,277	69,949	63,636
Total operating expenses	247,269	222,910	482,763	453,139
Operating income	20,772	24,548	51,305	34,087
Other expense	(3,505)	(2,963)	(3,473)	(8,031)
Income before income taxes	17,267	21,585	47,832	26,056
Provision for income taxes	4,833	4,279	10,162	4,254
Net income	$12,434	$17,306	$37,670	$21,802

Basic earnings per share	$0.09	$0.13	$0.29	$0.17
Diluted earnings per share	$0.09	$0.13	$0.28	$0.16

Weighted average shares outstanding -
Basic	131,973	132,498	132,039	131,996
Diluted	132,708	133,539	132,948	133,157

Dividends declared per share	$0.28	$0.27	$0.56	$0.54

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Six Months Ended June 30,
	2022	2021

Cash flow from operating activities:
Net income	$37,670	$21,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,742	50,024
Stock-based compensation	40,804	37,208
Loss from equity-method investees	(131)	5,360
Deferred income taxes	943	1,301
Net change in operating assets and liabilities	(169,930)	(63,372)
Net cash (used in) provided by operating activities	(44,902)	52,323

Cash flow from investing activities:
Acquisitions, net of cash received	(72,802)	(19,784)
Capital expenditures	(24,509)	(17,411)
Capitalization of internally developed software	(187)	(721)
Additions to other intangibles	(2,478)	(1,519)
Acquisitions of equity-method investments	—	(12,551)
Sales and maturities of short-term investments	—	45,671
Net cash used in investing activities	(99,976)	(6,315)

Cash flow from financing activities:
Proceeds from revolving loan facility	175,000	100,000
Payments on term loan	—	(98,750)
Debt issuance costs	—	(1,993)
Proceeds from issuance of common stock	17,859	17,239
Repurchase of common stock	(70,000)	—
Dividends paid	(74,034)	(71,428)
Net cash used in financing activities	48,825	(54,932)

Impact of changes in exchange rates on cash	(4,180)	(887)

Net change in cash and cash equivalents	(100,233)	(9,811)
Cash and cash equivalents at beginning of period	211,106	260,232
Cash and cash equivalents at end of period	$110,873	$250,421

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction and integration costs, capitalization and amortization of internally developed software costs, restructuring charges, gains on sale of business/assets, and other that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2022	2021	2022	2021
Stock-based compensation
Cost of sales	$1,253	$1,191	$2,475	$2,305
Sales and marketing	7,202	6,922	14,291	12,617
Research and development	6,271	6,180	12,359	11,893
General and administrative	5,951	5,854	11,680	10,520
Provision for income taxes	(1,993)	(3,916)	(4,648)	(7,241)
Total	$18,684	$16,231	$36,157	$30,094

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$371	$738	$742	$1,551
Cost of sales	6,415	4,226	10,218	8,497
Sales and marketing	5,573	2,357	11,712	4,528
Research and development	—	—	(320)	—
Other (expense) income	503	554	1,019	948
Provision for income taxes	(2,094)	(979)	(3,530)	(1,969)
Total	$10,768	$6,896	$19,841	$13,555

Acquisition transaction and integration costs, restructuring charges, and other
Cost of sales	$1,159	$(118)	$1,944	$(43)
Sales and marketing	2,339	839	2,646	5,487
Research and development	487	548	1,102	1,036
General and administrative	1,248	873	3,019	6,539
Other (expense) income	(265)	280	(2,132)	4,006
Provision for income taxes	(779)	(578)	(1,356)	(3,463)
Total	$4,189	$1,844	$5,223	$13,562

(Capitalization) and amortization of internally developed software costs
Cost of sales	$1,896	$6,227	$3,929	$13,101
Research and development	—	(495)	(187)	(721)
Provision for income taxes	(436)	(1,204)	(843)	(2,600)
Total	$1,460	$4,528	$2,899	$9,780

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Reconciliation of Net sales to Non-GAAP Net sales
Net sales, as reported	$395,515	$346,696	$780,770	$681,878
plus: Impact of acquisition-related fair value adjustments	371	738	742	1,551
Non-GAAP net sales	$395,886	347,434	781,512	$683,429

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$268,041	$247,458	$534,068	$487,226
Stock-based compensation	1,253	1,191	2,475	2,305
Amortization of acquisition-related intangibles and fair value adjustments	6,786	4,964	10,960	10,048
Acquisition transaction and integration costs, restructuring charges and other	1,159	(118)	1,944	(43)
Amortization of internally developed software costs	1,896	6,227	3,929	13,101
Non-GAAP gross profit	$279,135	$259,722	$553,376	$512,637
Non-GAAP gross margin	70.5%	74.8%	70.8%	75.0%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$247,269	$222,910	$482,763	$453,139
Stock-based compensation	(19,424)	(18,956)	(38,330)	(35,030)
Amortization of acquisition-related intangibles and fair value adjustments	(5,573)	(2,357)	(11,392)	(4,528)
Acquisition transaction and integration costs, restructuring charges and other	(4,074)	(2,260)	(6,767)	(13,062)
Capitalization of internally developed software costs	—	495	187	721
Non-GAAP operating expenses	$218,198	$199,832	$426,461	$401,240

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$20,772	$24,548	$51,305	$34,087
Stock-based compensation	20,677	20,147	40,805	37,335
Amortization of acquisition-related intangibles and fair value adjustments	12,359	7,321	22,352	14,576
Acquisition transaction and integration costs, restructuring charges and other	5,233	2,142	8,711	13,019
Net amortization of internally developed software costs	1,896	5,732	3,742	12,380
Non-GAAP operating income	$60,937	$59,890	$126,915	$111,397
Non-GAAP operating margin	15.4%	17.2%	16.2%	16.3%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes(1)
Provision for income taxes, as reported	$4,833	$4,279	$10,162	$4,254
Stock-based compensation	1,993	3,916	4,648	7,241
Amortization of acquisition-related intangibles and fair value adjustments	2,094	979	3,530	1,969
Acquisition transaction and integration costs, restructuring charges and other	779	578	1,356	3,463
Net amortization of internally developed software costs	436	1,204	843	2,600
Non-GAAP provision for income taxes(1)	$10,135	$10,956	$20,539	$19,527
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net income, as reported	$12,434	$17,306	$37,670	$21,802
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	20,677	20,147	40,805	37,335
Amortization of acquisition-related intangibles and fair value adjustments	12,862	7,875	23,371	15,524
Acquisition transaction and integration costs, restructuring charges and other	4,968	2,422	6,579	17,025
Net amortization of internally developed software costs	1,896	5,732	3,742	12,380
Income tax effects and adjustments(1)	(5,302)	(6,677)	(10,377)	(15,273)
Non-GAAP net income	$47,535	$46,805	$101,790	$88,793
Non-GAAP net margin	12.0%	13.5%	13.0%	13.0%

Diluted EPS, as reported	$0.09	$0.13	$0.28	$0.16
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Stock-based compensation	0.16	0.15	0.31	0.28
Amortization of acquisition-related intangibles and fair value adjustments	0.10	0.06	0.18	0.12
Acquisition transaction and integration costs, restructuring charges and other	0.04	0.02	0.05	0.13
Net amortization of internally developed software costs	0.01	0.04	0.03	0.09
Income tax effects and adjustments(1)	(0.04)	(0.05)	(0.08)	(0.11)
Non-GAAP diluted EPS	$0.36	$0.35	$0.77	$0.67
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Weighted average shares outstanding - Diluted	132,708	133,539	132,948	133,157

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS Guidance
(unaudited)
	Three Months Ended
	September 30, 2022

	Low	High
GAAP Diluted EPS, guidance	$0.34	$0.48
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Stock-based compensation	0.15	0.15
Amortization of acquisition-related intangibles and fair value adjustments	0.10	0.10
Acquisition transaction and integration costs, restructuring charges, and other(1)	(0.12)	(0.12)
Income tax effects and adjustments(2)	(0.01)	(0.01)
Non-GAAP Diluted EPS, guidance	$0.46	$0.60
(1): Includes $23 million of pre-tax income related to disposal gains from sale of buildings and property, partially offset by charitable contribution using a portion of the sale proceeds.
(2): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.